UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 7, 2024

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York, NY	10007
(Address of principal executive offices)	(Zip Code)
(415)-523-8837
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 7, 2024, Better Home & Finance Holding Company (the “Company”) received approval from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Class A Common Stock will be transferred to the Nasdaq Capital Market effective as of the opening of business on March 13, 2024 and will continue to trade under the symbol “BETR.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. The Company’s warrants, which are exercisable for one share of Class A Common Stock at an exercise price of $11.50, continue to trade on the Nasdaq Capital Market under the symbol “BETRW.”
As previously disclosed, on October 12, 2023, the Company received a letter from Nasdaq notifying the Company that the bid price of its Class A Common Stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, it was no longer in compliance with Listing Rule 5450(a)(1) (the “Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 9, 2024, to regain compliance with the Bid Price Rule. In response, the Company filed an application to transfer the listing of its Class A Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market.
As a result of the Approval, the Company is eligible to request an additional 180-day compliance period, or until October 6, 2024, to regain compliance with the Bid Price Rule. The Company applied for such additional 180-day compliance period on March 11, 2024 and has provided Nasdaq with written notice of its intention to cure the deficiency. Should Nasdaq grant an additional compliance period, the minimum bid price per share of Class A Common Stock must be at least $1.00 for at least ten consecutive business days during such additional 180-day compliance period in order to regain compliance with the Bid Price Rule. If the Company fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Class A Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel.
The Company intends to continue to actively monitor the listing of its Class A Common Stock and, as appropriate, will consider available options to resolve any deficiencies and regain compliance, including seeking stockholder approval at its annual meeting of stockholders to declare and effect one or more reverse stock splits. There can be no assurance that Nasdaq will approve an additional 180-day compliance period, or that the Company will be able to maintain compliance with other Nasdaq listing obligations. Failure to maintain other Nasdaq listing requirements could result in the delisting of the Class A Common Stock from Nasdaq.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
The following exhibit relating to Item 9.01 shall be deemed to be furnished, and not filed:

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: March 11, 2024	By:	/s/ Kevin Ryan
	Name:	Kevin Ryan
	Title:	President and Chief Financial Officer